EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement (333-126051) on Form SB-2 of Markland Technologies, Inc. and subsidiaries, of our report dated October 11, 2005 relating to our audits of the consolidated financial statements for the years ended June 30, 2005 and 2004 appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ Wolf & Company, P.C.

WOLF & COMPANY, P.C.

BOSTON, MASSACHUSETTS

October 28, 2005